EXHIBIT 16

October 23, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4 of BNH Bancshares, Inc.'s Form 8-K dated October 19, 1995 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

/S/ Price Waterhouse LLP

Price Waterhouse LLP